Exhibit 10.1

ESCROW AGREEMENT
This Escrow Agreement, dated this 31st day of January, 2015 (the "Escrow Agreement"), is entered into by and among PhotoMedex, Inc., a Nevada corporation ("Seller"), Vision Acquisition, LLC, a Delaware limited liability company ("Buyer," and together with Seller, the "Parties") and Fifth Third Bank, an Ohio banking corporation, as escrow agent (the "Escrow Agent").  Capitalized terms used but not defined herein shall have the meanings specified in the Purchase Agreement (as defined below).
RECITALS
A.  Seller, Buyer and LCA-Vision Inc., a Delaware corporation ("Company") have entered into a Stock Purchase Agreement, dated as of the date hereof, (the "Purchase Agreement"), pursuant to which Seller has agreed to sell to Buyer all of the issued and outstanding shares of the Company;
B.  Pursuant to the terms of the Purchase Agreement, Buyer has agreed to place an amount in cash equal to $2.0 million (the "Escrow Amount") in an escrow account (the "Escrow Account") for the purpose of securing Seller's right to receive an amount equal to that portion of the Escrow Amount allocable to each Required Consent Contract in respect of which the Parties obtain a Required Consent, or otherwise in accordance with Section 5.1 of the Purchase Agreement; and
C.  The Parties desire to appoint the Escrow Agent as escrow agent hereunder in the manner hereinafter set forth and the Escrow Agent is willing to act in such capacity.
NOW THEREFORE, the Parties and the Escrow Agent agree as follows:
ARTICLE 1
ESCROW DEPOSIT

Section 1.1   Receipt of Escrow Funds.

(a)            Promptly upon the execution of this Escrow Agreement, Buyer shall deliver to the Escrow Agent, by wire transfer of immediately available U.S. funds in accordance with the payment instructions provided by the Escrow Agent,  and the Escrow Agent shall acknowledge to the Parties upon receipt of, the Escrow Amount (such amount as increased by any earnings, interest and gains on and proceeds from the investment or reinvestment thereof ("Earnings"), is hereinafter referred to as the "Escrow Funds").

(b)            All signatories to this Escrow Agreement represent and warrant to the Escrow Agent and each other that they have full and complete authority to enter into and execute this Escrow Agreement on behalf of the entity on whose behalf they are signing.  Concurrent with the execution of this Escrow Agreement, each of Buyer and Seller shall deliver to the Escrow Agent an Incumbency Certificate in the form of Exhibit A to this Escrow Agreement.  Such Incumbency Certificate establishes the identity of the representatives of such Party entitled to issue instructions to the Escrow Agent or to otherwise enter into documentation or agreement on behalf of each such Party.  In the event of any change in the identity of such representatives, a new Incumbency Certificate shall be executed and delivered to the Escrow Agent executed on behalf of the appropriate Party by one of the representatives listed on the previously effective Incumbency Certificate.  Each Party to this Escrow Agreement acknowledges and agrees that the Escrow Agent shall be fully protected in relying without inquiry on any Incumbency Certificate delivered to the Escrow Agent in accordance with this Escrow Agreement.  In the event instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent may (but is not obligated) to seek confirmation of such instructions by telephone call back to the person or persons designated in the Incumbency Certificate annexed hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, the Escrow Agent shall not be required to execute the instruction until all issues have been resolved.  The Parties agree to notify the Escrow Agent of any errors, delays or other problems within five calendar days after receiving notification that a transaction has been executed.
(c)            Buyer and Seller shall each furnish the Escrow Agent with an Internal Revenue Service Form W-8 or Form W-9, properly completed and signed, and such other forms and documents that the Escrow Agent may reasonably request.

Section 1.2   Investments.

(a)            The Escrow Agent is authorized and directed to deposit, transfer, hold, and invest the Escrow Funds (including any investment income thereon) in accordance with such written instructions and directions as may from time to time be provided to the Escrow Agent by Seller; provided such funds shall be at all times invested in one of the options described in Exhibit B to this Escrow Agreement.  In the event that the Escrow Agent does not receive written instructions to invest funds held in the Escrow Account, the Escrow Agent shall invest such funds in a Fifth Third BankSafe Non-Interest Account or a successor or similar product.

(b)            The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement.  The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement.  The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account.  The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.  Any loss or expense incurred as a result of an investment will be borne by the Escrow Fund.

(c)            The Escrow Agent shall send statements to each of the Parties on a monthly basis reflecting activity in the Escrow Account for the preceding month.  Although Buyer and Seller each recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, Buyer and Seller hereby agree that confirmations of investments are not required to be issued by the  Escrow Agent for each month in which a monthly statement is rendered.  No statement need be rendered for the Escrow Account if no activity occurred for such month.
ARTICLE 2
DISBURSEMENTS.
Section 2.1   Joint Written Instructions.  At any time, Buyer and Seller may deliver to the Escrow Agent joint written instructions executed by Buyer and Seller in the form attached hereto as Exhibit C ("Joint Written Instructions") directing the Escrow Agent to disburse all or any part of the Escrow Funds from the Escrow Account in the manner set forth in such Joint Written Instructions.  Promptly, and in any event within two (2) Business Days after the Escrow Agent's receipt of Joint Written Instructions, the Escrow Agent shall release the amount specified in the Joint Written Instructions in accordance with such Joint Written Instructions.

Section 2.2   Court Order.  If either Party delivers to the Escrow Agent at any time a judgment, order or decree of an arbitrator, court or other judicial body directing delivery of all or a portion of the Escrow Funds together with a certificate of the presenting Party to the effect that such judgment is final, non-appealable and from a court of competent jurisdiction or arbitrator having proper authority, upon which certificate the Escrow Agent shall be entitled to conclusively rely without further investigation (a "Final Order"), then the Escrow Agent shall promptly release all or such portion of the Escrow Funds as set forth in such Final Order.  For purposes of the foregoing definition, "final, non-appealable" means that such order, judgment or decree has not been reversed, stayed, modified or amended and, as to which (1) the time to appeal, petition for certiorari, or move for reconsideration, reargument or rehearing has expired and no timely appeal, petition for certiorari, or motion for reconsideration, reargument or rehearing is pending, (2) any right to appeal, petition for certiorari, or move for reconsideration, reargument or rehearing has been waived in writing, or (3) if an appeal, petition for certiorari, or motion for reconsideration, reargument or rehearing thereof has been denied, the time to take any further appeal or to further petition for certiorari or move for further reconsideration, reargument or rehearing has expired.
ARTICLE 3
DUTIES OF THE ESCROW AGENT
Section 3.1   Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement.  The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document (including the Purchase Agreement) other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto.  This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.  The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.  No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.
Section 3.2   Attorneys and Agents.  The Escrow Agent shall be entitled to rely on, and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with, the advice of counsel or other professionals retained or consulted by the Escrow Agent in connection with any disputes hereunder.  The Escrow Agent shall be reimbursed as set forth in Section 4.4 for any and all reasonable, out-of-pocket compensation (fees, expenses and other costs) paid and reimbursed to such counsel and professionals.

Section 3.3  Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the joint direction or consent of the Parties or their respective agents, representatives, successors, or assigns.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person's or persons' authority.

ARTICLE 4
PROVISIONS CONCERNING THE ESCROW AGENT
Section 4.1  Indemnification.  The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable attorneys' fees and expenses or other reasonable professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. As between Buyer and Seller, each shall be responsible for not more than fifty percent (50%) of any such losses, liabilities, costs, damages or expenses unless the events underlying the indemnification were caused exclusively by Buyer, on the one hand, or Seller, on the other hand, and each Party shall reimburse the other Party for any amounts which the other Party is obligated to pay to the Escrow Agent under this Section 4.1 due to such Party's failure to pay.  The provisions of this Section 4.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 4.2  Exculpation; Limitation of Liability.  The Escrow Agent shall not be liable, directly or indirectly, for any (i) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have directly resulted from the Escrow Agent's gross negligence or willful misconduct, or (ii)

special, indirect or consequential damages or losses of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action.  The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).
Section 4.3  Resignation or Removal.  The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination.  Such resignation or removal, as the case may be, shall be effective not less than thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent's sole responsibility thereafter shall be to safely keep the Escrow Funds and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by Joint Written Instructions filed with the Escrow Agent or in accordance with a court order.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 4.4  Compensation.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit D, which compensation shall be paid one-half by Buyer and one-half by Seller.  In addition to the foregoing, the Escrow Agent shall be reimbursed upon request for all reasonable, out-of-pocket expenses, disbursements and advances, including reasonable fees of outside counsel, if any, incurred or made by it in connection with the carrying out of its duties under this Escrow Agreement.  The Escrow Agent shall submit written information (including copies of receipts) to Buyer and Seller with respect to the nature and amount of all expenses, disbursements and advances which it incurred prior to payment of same.  To the extent any amount due to the Escrow Agent pursuant to this Escrow Agreement is not paid within thirty (30) days of the date due, the Escrow Agent shall notify the Parties hereto and, if such amount is not paid within five (5) Business Days of such notice, then the Escrow Agent may deduct the same from the Escrow Funds.  Buyer and Seller shall be jointly and severally liable to the Escrow Agent for the fees payable to the Escrow Agent pursuant to this Section 4.4.  Each of Buyer and Seller shall reimburse the other Party for any amounts which the other Party is obligated to pay to the Escrow Agent under this Section 4.4 due to such Party's failure to pay.  This Section 4.4 shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent and shall be in addition to any other rights or remedies available to the Escrow Agent.  The Escrow Agent shall have and is hereby granted a prior lien with respect to the Escrow Funds with respect to its unpaid fees and expenses.  In addition, in the event Seller or Buyer fails to pay its required share of such amounts, the Escrow Agent shall be entitled to retain out of the portion of the Escrow Funds that would otherwise be distributed to such Party, the amount of such fees and expenses that are due and payable by such Party to the Escrow Agent.  If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.
Section 4.5  Disagreements.  If any conflict, disagreement or dispute arises between, among, or involving any of the Parties and/or the Escrow Agent concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent is authorized to retain the Escrow Funds until the Escrow Agent (i) receives a Final Order directing delivery of the Escrow Funds, in which event the Escrow Agent shall be authorized to disburse the Escrow Funds in accordance with such Final Order, (ii) receives Joint Written Instructions, in which event the Escrow Agent shall be authorized to disburse the Escrow Funds in accordance with such Joint Written Instructions, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Funds and shall be entitled to recover reasonable attorneys' fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Escrow Agent shall be entitled to act on any such Final Order or Joint Written Instructions without further question, inquiry, or consent.

Section 4.6  Attachment of Escrow Funds; Compliance with Legal Orders.  In the event that any Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Funds, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.
ARTICLE 5
TAX MATTERS
Section 5.1  Allocation of Earnings.  Except as stated herein, the Escrow Agent does not have any interest in the Escrow Funds but is serving as escrow holder only and having only possession thereof.  Without limiting the foregoing, Seller shall be treated as the owner of the Escrow Funds for income tax purposes and the Escrow Agent will report the amount of any and all Earnings on IRS Form 1099-INT to Seller, and will issue any other Form 1099s to Seller with respect to such Earnings.  Seller shall report the amount of any and all interest or other income during any applicable tax reporting period to the appropriate taxing authorities and Seller shall pay the income taxes that are due and payable on such Earnings.  The Escrow Agent shall have no duty to prepare or file any information reports (including without limitation IRS Forms 1099-B) other than such information reports of interest earned on the Escrow Fund as the Escrow Agent is required to prepare and file in the ordinary course of its business. The Escrow Agent shall have no obligation to report any amounts to the Parties resulting from the deposit of the Escrow Amount or the release of the Escrow Amount as a result of or related to the transactions contemplated by the Purchase Agreement.  On a quarterly basis, upon the written request of the

Seller made within 30 days of the end of any calendar quarter, the Escrow Agent will distribute to Seller an amount to equal to fifty percent (50%) of the Earnings accrued on the Escrow Funds during the immediately preceding calendar quarter, if any.
Section 5.2  Withholding. The Escrow Agent shall be entitled to deduct and withhold from any amount distributed or released from the Escrow Funds all taxes which may be required to be deducted or withheld under any provision of applicable tax law.  All such withheld amounts shall be treated as having been delivered to the Party entitled to the amount distributed or released in respect of which such tax has been deducted or withheld.

Section 5.3  Tax Indemnity.  To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Funds, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Funds.  The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Funds and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent.  The indemnification provided by this Section 5.3 is in addition to the indemnification provided in Section 4.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement. As between Buyer and Seller, each shall be responsible for not more than fifty percent (50%) of any such tax, late payment, interest, penalty or other cost or expense unless the events underlying the indemnification were caused exclusively by Buyer, on the one hand, or Seller, on the other hand, and each Party shall reimburse the other Party for any amounts which the other Party is obligated to pay to the Escrow Agent under this Section 5.3 due to such Party's failure to pay.
ARTICLE 6
MISCELLANEOUS
Section 6.1   Successors and Assigns.  This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns.  No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld, conditioned or delayed).  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 6.2  Notices.  All notices and communications required or permitted under this Escrow Agreement shall be in writing and addressed as set forth below.  Any notice,

communication or delivery hereunder shall be deemed to have been duly made and the receiving Party charged with notice (i) if personally delivered, when received, except that if received on a day other than a Business Day, or after 5:00 pm local time on a Business Day for the receiving Party, delivery shall be deemed to occur on the next Business Day, (ii) if sent by facsimile transmission, when received, except that if received on a day other than a Business Day, or after 5:00 pm local time on a Business Day for the receiving Party, delivery shall be deemed to occur on the next Business Day, (iii) if mailed, five Business Days after mailing, certified mail, return receipt requested, or (iv) if sent by overnight courier, one Business Day after sending.  In the case of notices and communications delivered to the Escrow Agent, such notices or communications shall be deemed to have been given on the date actually received by the Escrow Agent at the address set forth below.  It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.
If to Seller:

 PhotoMedex, Inc.
100 Lakeside Drive
Suite 100
Horsham, PA 19044
Fax 215-619-3209
Attn:  President

If to Buyer:

 Vision Acquisition, LLC
3814 West Street
Suite 100
Cincinnati, OH 45227
Attn:  Chief Executive Officer

If to Escrow Agent:

Fifth Third Bank
8100 Burlington Pike
Florence, KY 41042
Attn:  Derrick Theetge
Email: Derrick.Theetge@53.com

Section 6.3  Governing Law.  This Escrow Agreement and any and all transactions related to arising out of this Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of the Parties and the Escrow Agent shall be governed by Ohio law, without regard to principles of conflicts of laws.

Submission to Jurisdiction.  Each Party and the Escrow Agent hereby irrevocably submits to the exclusive jurisdiction of any Ohio state or federal court sitting in Hamilton County, Ohio, over any action or proceeding arising out of or relating to this Escrow Agreement and any and all transactions related to or arising out of this Escrow Agreement, and each of the Parties hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such Ohio state or federal court.  Each Party and the Escrow Agent hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise.  Each Party and the Escrow Agent agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Section 6.4  WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS ESCROW AGREEMENT OR THE SUBJECT MATTER HEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

Section 6.5   Entire Agreement.  This Escrow Agreement constitutes the entire understanding among the Parties and the Escrow Agent, their respective partners, members, trustees, shareholders, officers, directors and employees with respect to the escrow described herein, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter; provided that as among the Parties, the Purchase Agreement shall govern the disbursement of the Escrow Funds.

Section 6.6  Severability.  The Parties agree that (i) the provisions of this Agreement shall be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

Section 6.7  Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

Section 6.8  Waivers.  The failure of the Escrow Agent or any Party at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by the Escrow Agent or any Party of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.
Section 6.9  Business Days.  For purposes of this Escrow Agreement, "Business Days" shall refer to any day other than Saturday, Sunday or any other day in which banks in the state of Ohio are authorized to be closed.

Section 6.10                   Headings.  The headings of the Articles and Sections of this Escrow Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Escrow Agreement.

Section 6.11                   Exhibits.  All Exhibits attached to this Escrow Agreement are hereby incorporated and made a part of this Escrow Agreement.

Section 6.12                   Further Assurances. The Parties acknowledge that prior to the establishment of the Escrow Account and from time to time throughout the term of the Escrow Agreement, the Escrow Agent is authorized to establish and effectuate identity verification procedures to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents or drivers license and their authorized representatives ("identifying information") to the extent required by applicable law or the policies and procedures of the Escrow Agreement. The Parties agree to provide the Escrow Agent with, and consent to Escrow Agent obtaining from third parties, any such identifying information required as a condition of opening an account with or using any service provided by Escrow Agent.

Section 6.13                          IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions (which includes the Escrow Agent) to obtain, verify and record information that identifies each person who opens an account.  What this means for you: For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity.  The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.  For an individual person, the Escrow Agent may ask for your name, address, date of birth and other information that will allow the Escrow Agent to indentify you.  The Escrow Agent may also ask to see the individual's driver's license or other identifying documents.

Section 6.14                          Counterparts.  This Escrow Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.  The exchange of copies of this Escrow Agreement and of signature pages by facsimile or by electronic image scan transmission in .pdf format shall constitute effective execution and delivery of this Escrow Agreement as to the Parties and the Escrow Agent and may be used in lieu of the original Escrow Agreement for all purposes.  Signatures of the Parties and the Escrow Agent transmitted by facsimile or electronic image scan transmission in .pdf format shall be deemed to be their original signatures for all purposes.  Any Party that delivers an executed counterpart signature page by facsimile or by electronic scan transmission in .pdf format shall promptly thereafter deliver a manually executed counterpart signature page to the Escrow Agent; provided, however, that the failure to do so shall not affect the validity, enforceability, or binding effect of this Escrow Agreement.
[Remainder of Page Left Intentionally Blank; Signature Page Follows.]

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed effective as of the date first written above.
PHOTOMEDEX, INC.
/s/ Dennis M. McGrath
Name: Dennis M.McGrath
 Title: President & Chief Financial Officer
VISION ACQUISITION, LLC
/s/ Craig P.R. Joffee
Name: Craig P.R. Joffee
 Title: Chief Executive Officer
FIFTH THIRD BANK, as Escrow Agent
/s/ Derrick Theetge
Name: Derrick Theetge
Title:

EXHIBIT A
CERTIFICATE OF INCUMBENCY

The undersigned, [●],of [●], hereby certifies that the following named officers have been duly appointed, qualified and acting in the capacity set forth opposite his/her/its name, have been authorized by appropriate corporate or limited liability company action to execute this Escrow Agreement or amendments thereto on behalf of the above-named party and to furnish to Fifth Third Bank, as Escrow Agent, with directions relating to any matter concerning this Escrow Agreement and the funds and/or property held pursuant thereto, and the following signature is the true and genuine signature of said officer.
Name	Title	Signature
______________________	______________________	_______________________

Such officers are hereby authorized to furnish the Escrow Agent with directions relating to any matter concerning this Agreement and the funds and/or property held pursuant thereto.
IN WITNESS WHEREOF, this Certificate of Incumbency has been executed this ___ day of [●], 20[●].
[●]
By
Name _________________
Title: Secretary

EXHIBIT B
PERMITTED INVESTMENTS
Fifth Third BankSafe Non-Interest Account

EXHIBIT C
JOINT WRITTEN INSTRUCTIONS
Date
Fifth Third Bank
[●]
[●]
Attention:  Trust Services Division
Re: Escrow Account No. [●], among PhotoMedex, Inc., Vision Acquisition, LLC and Fifth Third Bank, as Escrow Agent
The undersigned hereby give notice (this "Joint Written Instructions") pursuant to Section 2.1 of that certain Escrow Agreement (the "Escrow Agreement"), dated January 31, 2015, by and among Fifth Third Bank, as escrow agent (the "Escrow Agent"), PhotoMedex, Inc. ("Seller") and Vision Acquisition, LLC ("Buyer"), and direct the Escrow Agent to disburse the amount(s) set forth below and in the manner set forth below.  Capitalized terms used but not defined in this Joint Written Instructions shall have the meanings ascribed thereto in the Escrow Agreement.
Disbursement to Seller:
Disbursement Amount:[________________]
Wiring Instructions:[________________]
Disbursement to Buyer:
Disbursement Amount:[________________]
Wiring Instructions:[________________]
IN WITNESS WHEREOF, the undersigned have caused this Joint Written Instructions to be executed and delivered on this [____] day of [________], 20[___]
BUYER: VISION ACQUISITION, LLC By Name: Title:	SELLER: PHOTOMEDEX, INC. By Name: Title:

EXHIBIT D
SCHEDULE OF FEES
Acceptance Fee:	$3.500

Initial Fees as they relate to Corporate Trust Services acting in the capacity of Escrow Agent, including examination and execution of the Escrow Agreement; acceptance of the Escrow Agent appointment; setting up of an Escrow Trust Account and accounting records; and the coordination of receipt of funds for deposit to the Escrow Account.  Acceptance fee is payable at time of Escrow Agreement execution.
Escrow Agent Annual Administration Fee: None

For ordinary services of the Escrow Agent, including normal administration of the Escrow Account.  Ordinary services include: daily routine account management; investment transactions; cash transaction processing, including wires and check processing; monitoring claim notices pursuant to the agreement; disbursement of the funds in accordance with the agreement; and trust account statements sent to all applicable parties.  Payable in advance, with the first installment payable at the time of Escrow Agreement execution. This fee will not be prorated in the case of early termination in the first year.
Fifth Third Bank's bid is based on the following assumptions:
	Number of escrow funds/accounts to be established: 1
	Estimated Period of time for Escrow to be in existence: until the final disbursement (30-180 days)
	ALL FUNDS WILL BE INVESTED IN ONE DEPOSIT PRODUCT
Documentation Fee: None